Exhibit 5.1

100 South Fourth Street, Suite 1000, St. Louis, Missouri, 63102 ● 314.889.8000

February 15, 2024

Board of Directors

Agilysys, Inc.

3655 Brookside Parkway, Suite 300

Alpharetta, Georgia 30022

Re: Prospectus Supplement to Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Agilysys, Inc., a Delaware corporation (the “Company”), in connection with the sale by MAK Capital Fund L.P., a Bermuda Islands exempted limited partnership and MAK Capital Distressed Debt Fund I, LP, a Delaware limited partnership (each, in its capacity as a designee of MAK Capital One L.L.C., a Delaware limited liability company and, collectively, the “Selling Stockholders”), of 867,729 shares of common stock of the Company, without par value (the “Shares”), pursuant to (1) the automatic shelf registration statement on Form S-3ASR (File No. 333-274548) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 15, 2023, under the Securities Act of 1933, as amended (the “Securities Act”), (2) the Company’s preliminary prospectus supplement relating to the Shares, together with the Company’s prospectus dated September 15, 2023, as filed by the Company with the Commission on February 14, 2024 (the “Preliminary Prospectus”) (3) the Company’s final prospectus supplement relating to the Shares dated February 14, 2024, together with the Company’s prospectus dated September 15, 2023, as filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus”) and (4) the Underwriting Agreement, dated of as of February 14, 2024, by and among the Company, MAK Capital One L.L.C. and the Selling Stockholders (the “Underwriting Agreement”). All of the Shares are to be sold by the Selling Stockholders as described in the Registration Statement and the Prospectus.

For purposes of this opinion, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including electronic copies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

We have further assumed that all Shares will be sold in the manner stated in the Registration Statement and the Prospectus and in compliance with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder, the securities or blue sky laws of various states and the terms and conditions of the Underwriting Agreement.

This opinion is based as to matters of law solely on the applicable provisions of the Delaware General Corporation Law as currently in effect. We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinion expressed herein).

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, and the Shares are fully paid and non-assessable.

This opinion has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement, Preliminary Prospectus and Prospectus, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the above-described Form 8-K and to the reference to Polsinelli PC under the caption “Legal Matters” in the Preliminary Prospectus and Prospectus. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Polsinelli PC

POLSINELLI PC